January 13, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Hirsch International Corp. dated January 7, 2000.



Yours truly,

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Jericho, New York